                                                                       EXHIBIT 4
                                 COMMON STOCK

NUMBER                                                                SHARES
       ----                                                        ---

                              HCB BANCSHARES, INC.
                                CAMDEN, ARKANSAS
                                                           CUSIP:
                                                                 -----------

This certifies that


is the owner of

             fully paid and nonassessable shares of common stock,
                        par value $0.01 per share, of

HCB Bancshares, Inc. (the "Corporation"), an Oklahoma corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until counter signed and registered by the Corporation's transfer agent and registrar.

IN WITNESS WHEREOF, the Corporation has caused                      this certificate to be executed by the facsimile
signature of its duly authorized officers and has                        caused a facsimile of its corporate seal to
be hereunto affixed.                                                       Dated:

-------------------------------------------------                   ------------------------------------------------
Paula J. Bergstrom                                                                                   Vida H. Lampkin
Secretary                                                                                                  President

Countersigned and Registered:


                 --------------------------------------------
                 Transfer Agent and Registrar


By:
         ---------------------------------------------
                 Authorized Signature

               SEE REVERSE FOR CERTAIN RESTRICTIONS ON TRANSFER

                The shares represented by this certificate are issued subject to all the provisions of the Certificate of Incorporation and Bylaws of the Corporation as from time to time amended (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents.

                The Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request shall be made in writing to the Secretary of the Corporation.

                The Certificate of Incorporation includes a provision which prohibits any person from directly or indirectly acquiring the beneficial ownership of more than 10% of any class of equity security of the Corporation. This provision does not apply to the purchase of shares by underwriters in connection with a public offering, the granting of proxies to certain directors of the Corporation by stockholders of the Corporation or the acquisition of shares by an employee benefit plan of the Corporation or a subsidiary. Such provision eliminates the voting rights of securities acquired in violation of the provision. Such provision will expire five years from the date of completion of the conversion of Heartland Community Bank, Camden, Arkansas from mutual to stock form. The Certificate of Incorporation also imposes certain restrictions on the voting rights of beneficial owners of more than 10% of any class of equity security of the Corporation after five years from the date of completion of the conversion of Heartland Community Bank from mutual to stock form.

                The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -       as tenants in common

TEN ENT -       as tenants by the entireties

JT TEN  -       as joint tenants with right of survivorship and not as tenants in common

UNIF TRANSFER MIN ACT - ..............Custodian.............. under Uniform
                              (Cust)              (Minor)
Transfers to Minors Act.......................
                                  (State)

    Additional abbreviations may also be used though not in the above list.

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

FOR VALUE RECEIVED, __________________________________ HEREBY SELL, ASSIGN AND
TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

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/                                  /
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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


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                                                                         SHARES
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OF THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE, AND DO HEREBY IRREVOCABLY
CONSTITUTE AND APPOINT __________________________________, ATTORNEY, TO
TRANSFER THE SAID SHARES ON THE BOOKS OF THE CORPORATION, WITH FULL POWER OF SUBSTITUTION.

DATED
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                                           ------------------------------------
                                           SIGNATURE


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                                           SIGNATURE
IN PRESENCE OF:
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